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                                                                    Exhibit a(4)
                           NWNL NORTHSTAR SERIES TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST
                           AND REDESIGNATION OF SERIES



The undersigned, being all of the trustees of NWNL Northstar Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 and
Section 5.11 of the Trust's Declaration of Trust dated August 18, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the name of the trust set forth in section 1.1 thereof and to redesignate each existing series of the Trust, as follows:

      I. Section 1.1 of the Declaration of Trust, executed on August 18,1993, as amended, is hereby amended to read in its entirety as follows:

"Section 1.1 Name:The name of the Trust created hereby IS "NORTHSTAR ADVANTAGE TRUST"

      2. The three (3) existing Series of the Trust are redesignated as follows:

      (a) The "NWNL Northstar high Yield Bond Fund" is redesignated the "NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND".

      (b) The "NWNL Northstar Multi-Sector Bond Fund" is redesignated the "NORTHSTAR ADVANTAGE MULTI-SECTOR BOND FUND".

      (c) The "NWNL Northstar Income and Growth Fund" is redesignated the "NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND".

IN WITNESS WHEREOF,the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: MAY 31, 1995



/s/ Robert B. Goode, Jr                     /s/ Mark L. Lipson
---------------------------                 ---------------------------
Robert B. Goode, Jr                         Mark L. Lipson, Trustee


/s/ Paul S. Doherty                         /s/ Marjory Williams
---------------------------                 ---------------------------
Paul S. Doherty                             Marjory Williams

/s/ David W. Wallace                        /s/ John H. Flittie
---------------------------                 ---------------------------
David W. Wallace                            John H. Flittie


/s/ John G. Turner
---------------------------
John G. Turner